UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

HORIZON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Street
Michigan City, IN 46360
(Address of principal executive offices, including zip code)

(219) 879-0211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Increase in Board of Directors and Filling of Vacancies

On October 10, 2025, the Board of Directors (the “Board”) of Horizon Bancorp, Inc. (the “Company”) increased the size of the Board from 12 members to 13 members by adding one member in the Class of 2026. The Board elected Larry S. Magnesen to serve as a director of the Company to fill the vacancy in the Class of 2026. His initial term as a director will continue until the 2026 annual meeting of shareholders to serve until his successor shall be duly elected, unless he resigns, is removed, or is otherwise disqualified from serving as a director of the Company.

Larry S. Magnesen

The Board appointed Larry S. Magnesen to the Enterprise Risk Management, Credit Policy, and Fair Lending Committee and the Wealth Committee.

Mr. Magnesen is the retired Senior Vice President, Corporate Communications Director at Fifth Third Bank (Chicago) with over forty years of experience in the banking industry. During his time with Fifth Third Bank, he also served as Chief Reputation Officer and Chief Marketing Officer based in Cincinnati, Ohio, and Senior Vice President, Regional Marketing based in Grand Rapids, Michigan. Previously, Magnesen served various roles in Retail Banking, Business Banking, and Marketing at other banks including Old Kent Bank, Banc One Ohio Corporation, now part of Chase Bank, and Citibank.

The Board has determined that Mr. Magnesen is an “independent” director under the Company’s Corporate Governance guidelines and the independence requirements of the Nasdaq Exchange, as well as the applicable rules promulgated by the Securities and Exchange Commission (the “SEC”).

As a non-employee director, Mr. Magnesen will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee directors, as disclosed in the Company’s most recent Proxy Statement filed with the SEC on March 17, 2025.

There are no arrangements between Mr. Magnesen and any other person pursuant to which Mr. Magnesen was elected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Magnesen has a material interest.

Item 7.01 Regulation FD Disclosure

On October November 14, 2025, the Company issued a press release announcing the election of Mr. Magnesen to the Board, a copy of which is furnished as Exhibit 99.1 hereto and incorporated in this Item 7.01 by reference. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
EXHIBIT INDEX
Exhibit No.	Description	Location
99.1	Press Release, dated October 14, 2025	Attached

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 14, 2025	HORIZON BANCORP, INC.

		By:	/s/ John R. Stewart, CFA
John R. Stewart, CFA
Executive Vice President & Chief Financial Officer

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